UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2008

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 4, 2008, Dune Energy, Inc. a Delaware corporation (“we” or the “Company”), completed the sale of our properties in the Barnett Shale, located in Denton and Wise Counties, Texas, to Pioneer Natural Resources USA, Inc. (“Buyer”), for cash consideration of $38.1 million. Such consideration reflected post closing adjustments pursuant to the terms of our Purchase and Sale Agreement with Buyer, a copy of which was annexed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 2008.

Proceeds from our sale will be used to eliminate the $28.1 million outstanding on our $40 million revolver, and for general corporate purposes. A copy of the press release dated September 5, 2008, announcing the sale of our Barnett Shale properties is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Press release dated September 5, 2008, announcing the sale of the Company’s Barnett Shale properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2008	DUNE ENERGY, INC.

	By:	/s/ James A. Watt

Name: James A. Watt
Title: Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Press release dated September 5, 2008, announcing the sale of the Company’s Barnett Shale properties.